Pulse Evolution Corporation to Host Investor Conference Call on April 8, 2015

Pulse Evolution Corporation will conduct its first investor conference call as a publicly listed company on Wednesday, April 8, 2015 at 11:00 am EST hosted by John Textor, Executive Chairman

Port St. Lucie, Florida April 03, 2015

Pulse Evolution Corporation (OTC:PLFX) will conduct its first investor conference call as a publicly listed company, on Wednesday, April 8, 2015 at 11:00 am EST, hosted by John Textor, Executive Chairman, who will discuss the following topics:

●	The Pulse Evolution Business Model, including a discussion of the near-term monetization opportunities associated with the Company’s pioneering role in the new form of entertainment, known as Virtual Performance, and the ownership and exploitation of ‘Digital Likeness Rights’.

●	Review of Start-up and Development Stage Initiatives and Operating Results, a discussion of successes, failures and second stage objectives.

●	Capitalization and Liquidity, including public disclosure of recent Third Fiscal Quarter consummation of $3.97 Million financing and rights participation agreements.

●	Report on Existing Agreements and relationships with the estates of Michael Jackson, Elvis Presley and Marilyn Monroe, including extension and expansion of exclusive relationship with Elvis Presley / Authentic Brands Group.

●	Capitalization, development and production of ‘The King’, an original, full-length musical, featuring a hyper-real animated performance of the legendary musician Elvis Presley. “The King” is scheduled to open in Q4 of 2016, and then roll out in major cities around the world.

●	Pending Strategic Partnerships and Acquisitions, including the planned acquisition of important enabling animation technologies, the acquisition of holographic display technologies for the mobile market and the expectation of alignments with specific major entertainment and consumer products companies.

●	Business Segment Expansion, including the launch of Pulse Biologic, and International Development and Capital Joint Ventures, including current discussions with potential partners in Singapore and Tokyo.

Conference Call and Web-link Details

The conference call will begin at 11:00 EST and will be broadcast live over the Internet and telephone via the following:

Web conference link: https://meetingvisuals.webex.com/meetingvisuals/j.php?MTID=m3af9dafa52d24162a989f9406e39cb3b

Audio conference information: Participants’ toll-free dial-in number (U.S. and Canada): (855) 803-7434

International dial-in number: (704) 288-0506

Meeting number: 593 854 105

About Pulse Evolution Corporation

Pulse Evolution Corporation (“Pulse” or “Company”) is a next generation technology and intellectual property company, established to produce specialized, high-impact applications of computer-generated human likeness – or “digital human beings” – for utilization in entertainment, life sciences, education and telecommunications.

In its first year of operation, Pulse emerged as the leader in the new, globally relevant digital performance industry. The Company acquired the digital likeness rights of three late celebrities - Michael Jackson, Elvis Presley and Marilyn Monroe – and produced the Virtual Michael Jackson Show at the 2014 Billboard Music Awards. This performance was broadcast live to more than 11 million viewers and generated (estimate) more than 98 billion Internet impressions in the weeks that followed.

The Company is focusing initially on the entertainment and media marketplace, which is expected to generate $2.152 trillion in worldwide revenues by 2017. Pulse plans to produce digital media product that will penetrate every sector of this industry, and be consumed by global audiences on the growing variety of screens and stages available today – from theaters and television, tablets and phones, to stages and dynamic live performance venues around the world.

The Company’s goal is to expand into life sciences, education and telecommunications and to become the world’s leading developer and producer of digital human beings. Company leadership believes Pulse will accomplish this goal by owning, or materially participating in, the intellectual property rights of a substantial portfolio of human likenesses that produce high-margin, recurring revenues from a broad array of digital human applications around the world. The Company has recently launched a 75% owned subsidiary, Pulse Biologic, to pursue opportunities in surgical simulation, life sciences and medical applications.

Today, the applications for digital humans are obvious and in high demand in the entertainment sector. Tomorrow, digital humans will drive globally relevant - and highly lucrative – uses in surgical simulation, military simulation and telecommunications.

http://www.pulse.co

Contact:

Melissa Santiago

melissa.santiago(at)pulse.co

Pulse Evolution Corporation

(772) 345-4100